Abercrombie & Fitch Co.
Quarterly Financial Information
(Unaudited)
(in thousands, except per share data and store data)

				Fiscal 2011					Fiscal 2012			
	2008	2009	2010	Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	YTD
Net Sales	$3,484,058	$2,928,626	$3,468,777	$836,674	$916,763	$1,075,856	$1,328,766	$4,158,058	$921,218	$951,407	$1,169,649	$3,042,274
Cost of Goods Sold	1,152,963	1,045,028	1,256,596	293,013	333,721	429,334	583,120	1,639,188	344,859	357,000	438,082	1,139,941
Gross Profit	2,331,095	1,883,598	2,212,181	543,661	583,042	646,522	745,646	2,518,870	576,359	594,407	731,567	1,902,333
Total Stores and Distribution Expense	1,436,363	1,425,950	1,589,501	399,101	425,325	461,683	602,140	1,888,248	455,732	458,085	496,942	1,410,759
Total Marketing, General and Administrative Expense	405,248	353,269	400,804	107,651	109,999	107,844	111,627	437,120	116,889	111,293	123,381	351,562
Other Operating (Income) Expense, Net	(8,778)	(13,533)	(10,056)	(1,836)	544	(2,855)	7,619	3,472	(2,584)	(1,933)	(1,154)	(5,671)
Operating Income	498,262	117,912	231,932	38,745	47,174	79,850	24,260	190,030	6,322	26,962	112,398	145,683
Interest (Income) Expense, Net	(11,382)	(1,598)	3,362	950	985	533	1,108	3,577	1,089	1,546	1,584	4,219
Income from Continuing Operations Before Taxes	509,644	119,510	228,570	37,795	46,189	79,317	23,152	186,453	5,233	25,416	110,814	141,464
Tax Expense for Continuing Operations	201,475	40,557	78,287	13,450	14,158	28,412	3,572	59,591	2,248	9,897	39,307	51,453
Net Income from Continuing Operations	308,169	78,953	150,283	24,345	32,031	50,905	19,580	126,862	2,985	15,519	71,507	90,011
Net Income (Loss) from Discontinued Operations (Net of Taxes)	(35,914)	(78,699)	—	796	—	—	—	796	—	—	—	—
Net Income	272,255	254	150,283	25,141	32,031	50,905	19,580	127,658	2,985	15,519	71,507	90,011
Net Income Per Share from Continuing Operations:												
Basic	$ 3.55	$ 0.90	$ 1.71	$ 0.28	$ 0.37	$ 0.59	$ 0.23	$ 1.46	$ 0.04	$ 0.19	$ 0.88	$ 1.09
Diluted	$ 3.45	$ 0.89	$ 1.67	$ 0.27	$ 0.35	$ 0.57	$ 0.22	$ 1.42	$ 0.03	$ 0.19	$ 0.87	$ 1.07
Net (Loss) Income Per Share from Discontinued Operations:												
Basic	$ (0.41)	$ (0.90)	$ —	$ 0.01	$ —	$ —	$ —	$ 0.01	$ —	$ —	$ —	$ —
Diluted	$ (0.40)	$ (0.89)	$ —	$ 0.01	$ —	$ —	$ —	$ 0.01	$ —	$ —	$ —	$ —
Net Income Per Share:												
Basic	$ 3.14	$ —	$ 1.71	$ 0.29	$ 0.37	$ 0.59	$ 0.23	$ 1.47	$ 0.04	$ 0.19	$ 0.88	$ 1.09
Diluted	$ 3.05	$ —	$ 1.67	$ 0.28	$ 0.35	$ 0.57	$ 0.22	$ 1.43	$ 0.03	$ 0.19	$ 0.87	$ 1.07
Weighted-Average Shares Outstanding:												
Basic	86,816	87,874	88,061	87,282	87,267	86,962	85,881	86,848	84,593	82,555	81,669	82,939
Diluted	89,291	88,609	89,851	90,441	90,353	89,707	87,648	89,537	86,184	83,441	82,522	84,049
Comparable Store Sales	(13)%	(23)%	7%	10%	9%	7%	0%	5%	(5)%	(10)%	(3)%	(6)%

Actual Shares Outstanding	87,055	87,985	87,246	87,377	86,966	87,158	85,638	85,638	82,542	82,567	79,557	79,557
Number of Stores - End of Period	1,097	1,096	1,069	1,071	1,073	1,092	1,045	1,045	1,049	1,055	1,067	1,067
Gross Square Feet - End of Period	7,760	7,848	7,756	7,738	7,801	7,967	7,778	7,778	7,840	7,900	8,041	8,041